Exhibit 99.1
Press Release
For more information contact:
Sabina Burns
Virage Logic Corporation
(510) 743-8115
sabina.burns@viragelogic.com
VIRAGE LOGIC ANNOUNCES RESIGNATION OF CFO –
CHAIRMAN DAN McCRANIE TO SERVE AS INTERIM CFO
FREMONT, Calif., May 3, 2006 — Virage Logic Corporation (Nasdaq:VIRL), a pioneer in Silicon Aware IP™ and leading provider of semiconductor intellectual property (IP) platforms, today announced the resignation of its Chief Financial Officer (CFO), Jens Meyerhoff, in order to pursue an opportunity with a late stage pre-initial public offering (IPO) company in the alternative energy market. Virage Logic’s executive chairman, J. Daniel McCranie, will serve as interim CFO during a transition period with Meyerhoff and the search that is underway for a new CFO.
     “During the time that I have been with Virage Logic, I have seen great progress in the increasing maturity of the operations of a company that has established a proven track record of delivering technically superior IP on advanced process nodes for the last ten years,” said Jens Meyerhoff, CFO of Virage Logic. “It is therefore with some regret that I have decided to leave the company to pursue a challenging new opportunity outside of California in a region that I believe will provide a better infrastructure for my family and the education of my children.”
     “While we are of course sorry to lose someone of Jens’ caliber, I am very pleased with the progress we have made as a management team in terms of establishing the infrastructure and operational excellence needed to scale the business and deliver greater customer satisfaction and shareholder value,” said Dan McCranie, executive chairman of Virage Logic. “We wish Jens the best in his future endeavors and thank him for his contributions. I am confident that our strong management team, well running Finance organization and aggressive recruiting plan will enable us to successfully and quickly transition through this change.”

- more -

About Virage Logic Corporation
Founded in 1996, Virage Logic Corporation (Nasdaq:VIRL) rapidly established itself as a technology and market leader in providing advanced embedded memory intellectual property (IP) for the design of complex integrated circuits. Now, as the company celebrates its 10th anniversary, it is a global leader in semiconductor IP platforms comprising embedded memories, logic, and I/Os and is pioneering the development of a new class of IP called Silicon Aware IP. Silicon Aware IP tightly integrates Physical IP (memory, logic and I/Os) with the embedded test, diagnostic, and repair capabilities of Infrastructure IP to help ensure manufacturability and optimized yield at the advanced process nodes. Virage Logic’s highly differentiated product portfolio provides higher performance, lower power, higher density and optimal yield to foundries, integrated device manufacturers (IDMs) and fabless customers who develop products for the consumer, communications and networking, hand-held and portable, and computer and graphics markets. The company uses its FirstPass-Silicon™ Characterization Lab for certain products to help ensure high quality, reliable IP across a wide range of foundries and process technologies. Headquartered in Fremont, California, Virage Logic has R&D, sales and support offices worldwide. For more information, visit www.viragelogic.com.
###

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
Statements made in this news release, other than statements of historical fact, are forward-looking statement. Forward-looking statements are subject to a number of known and unknown risks and uncertainties, which might cause actual results to differ materially from those expressed or implied by such statements. These risks and uncertainties include Virage Logic’s ability to improve its operations; Virage Logic’s ability to execute on its strategy to become a provider of semiconductor IP platforms; adoption of Virage Logic’s technologies by semiconductor companies and increases or fluctuations in the demand for their products; business and economic conditions generally and in the semiconductor industry in particular; competition in the market for semiconductor IP platforms; and other risks including those described in the company’s Annual Report on Form 10-K for the period ended September 30, 2005, and in Virage Logic’s other periodic and current reports filed with the SEC, all of which are available from Virage Logic’s website (www.viragelogic.com) or from the SEC’s website (www.sec.gov), and in news releases and other communications. Virage Logic disclaims any intention or duty to update any forward-looking statements made in this news release.
All trademarks and copyrights are property of their respective owners and are protected therein.
###